UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities and Exchange Act


                                  July 12, 2005
                                 Date of Report
                        (Date of earliest event reported)


                                 ALPHATRADE.COM
                                 --------------
             (Exact name of registrant as specified in its charter)



           Nevada                          0-25631             98-0211652
 ------------------------------        ---------------      ------------------
(State or other Jurisdiction of       (Commission File      (I.R.S. Employer
 Incorporation or Organization)             Number)         Identification No.)



                        #1322 - 1111 West Georgia Street
                       Vancouver, British Columbia, Canada
                                     V6E 4M3
                    (Address of Principal Executive Offices)


                                 (604) 681-7503
                         (Registrant's Telephone Number)


                                       N/A
          (Former Name or Former Address if changed Since Last Report)

Item 8.01         Other Events.

AlphaTrade.com announces the launching of the first of many joint marketing efforts with Nasdaq. In a joint marketing effort, AlphaTrade.com and Nasdaq have teamed up together to help bring awareness to Nasdaq Totalview. Nasdaq will have a booth at the upcoming Chicago Traders Expo. This show will run from July 13 to July 16, 2005 at the Hyatt Regency in downtown Chicago.

In July 2005, AlphaTrade.com released its newest version of the NASDAQ TotalView data package. This version incorporates all the latest features of NASDAQ's flagship data product, including the Net Order Imbalance Indicator to facilitate trading around the Opening Cross and the Closing Cross. TotalView subscribers also receive the full depth of book from both the NASDAQ and Brut facilities. In accessing TotalView, AlphaTrade customers can see as much as 100% more liquidity within $0.05 of the inside market and fifteen times more liquidity overall than legacy Level 2 customers.

You can pick up an information package of AlphaTrade's E-Gate service featuring TotalView at the Nasdaq Booth number 149.


Item 9.01         Financial Statements and Exhibits.

                  (a) Financial Statements of Businesses Acquired.

                      None, not applicable.

                  (b) Pro Forma Financial Information.

                      None, not applicable.

                  (c) Exhibits.

                      Description of Exhibit                      Exhibit Number

                      None, not applicable.




                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ALPHATRADE.COM


DATED:   July 12, 2005                      /s/  Penny Perfect
                                            -------------------
                                            Penny Perfect, CEO


                                       2